UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2009

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

New York	13-3238402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

810 Seventh Avenue New York, New York (Address of principal executive offices)	10019 (Zip Code)

Registrant’s telephone number, including area code: 212-739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously disclosed by Comverse Technology, Inc. (the "Company") in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2009, the Audit Committee of the Company's Board of Directors is conducting an internal investigation of certain payments made from 2001 through 2007 in contravention of the Company’s stated policies that may have been made in violation of the laws of the United States and other countries by individuals in foreign jurisdictions in connection with the sale of certain products. The Company also disclosed that it had voluntarily contacted the SEC and the United States Department of Justice to advise both agencies that an internal investigation is underway.

On April 27, 2009, the SEC advised the Company that it is investigating the matter and issued a subpoena to the Company in connection with its investigation. The Company intends to comply with the subpoena and otherwise cooperate fully with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.
By:	/s/ Shefali A. Shah
Name:	Shefali A. Shah
Title:	Acting General Counsel

April 29, 2009

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